UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 7, 2013

 HIGHER ONE HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34779	26-3025501
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

115 Munson Street
New Haven, CT 06511
(Address of principal executive offices and zip code)

(203) 776-7776
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

This Form 8-K/A amends the Current Report on Form 8-K of Higher One Holdings, Inc. ("we", "us" or "our"), filed on May 7, 2013, regarding our acquisition of substantially all of the assets of Sallie Mae, Inc.'s Campus Solutions line of business ("Campus Solutions").  The sole purpose of this amendment is to provide the financial statements and pro forma disclosure required by Item 9.01, which were excluded from the original filing in reliance on paragraph (a)(4) of Item 9.01 of Form 8-K. In performing the significance test under Rule 1-02(w) of Regulation S-X, we have adjusted the escrow liability and restricted cash balances to apply consistent accounting principles as presented in the pro forma information which is further described in note 3 of our Notes to Unaudited Pro Forma Condensed Combined Financial Statements included in Exhibit 99.2 of this filing.

Item 9.01.	Financial Statements and Exhibits

(a) Financial Statements of Business Acquired

The audited balance sheet of Campus Solutions as of December 31, 2012 and the related statement of operations and statement of cash flows for the year ended December 31, 2012 and the related notes are attached as Exhibit 99.1 to this Current Report on Form 8-K/A and are incorporated herein by reference.

(b) Pro Forma Financial Information

The unaudited pro forma financial information required by this item is included as Exhibit 99.2 to this Current Report on Form 8-K/A and incorporated herein by reference.

(c) Not applicable

(d) Exhibits

Exhibits	Description

23.1	Consent of KPMG LLP

99.1
Audited balance sheet of Campus Solutions as of December 31, 2012 and the related statements of operations and of cash flows for the year ended December 31, 2012 and the related notes to the financial statements

99.2	Unaudited pro forma combined condensed financial information of Higher One Holdings, Inc. and its subsidiaries as of December 31, 2012, and for the year ended December 31, 2012, and the related notes.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 23, 2013

HIGHER ONE HOLDINGS, INC.

/s/ Mark Volchek
Mark Volchek
Chief Executive Officer